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                                  EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                      THREE MONTHS
                                                   ENDED SEPTEMBER 30,                       YEAR ENDED JUNE 30,
                                                ------------------------   -------------------------------------------------------
                                                     1998       1997           1998         1997       1996      1995       1994
Historical:
Earnings/(Losses):
    Loss from continuing operations               $(549,739)  $(32,802)    $(1,137,334)  $(178,234)  $(3,577)  $(13,429)  $(40,435)
    Fixed charges excluding preferred dividend        4,592          0           5,346           0         0      3,969          0
                                                ----------------------------------------------------------------------------------
      Earnings/(Losses)                            (545,147)   (32,802)     (1,131,988)   (178,234)   (3,577)    (9,460)   (40,435)
                                                ----------------------------------------------------------------------------------

Fixed Charges:
Interest expense                                      4,592                      5,346                            3,969
Preferred stock dividend                             45,313                     60,417
                                                ----------------------------------------------------------------------------------
      Fixed Charges                               $  49,905   $      0     $    65,763   $       0   $     0   $  3,969   $      0
                                                ==================================================================================

Ratio of earnings to fixed charges                Earnings are inadequate to cover fixed charges and preferred dividends

Amount of deficiency                              $ 595,052   $      0     $ 1,197,751   $       0   $     0   $ 13,429   $      0
                                                ==================================================================================
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